UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMPLIPHI BIOSCIENCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 30, 2014

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Friday, June 27, 2014 at 10:00 a.m., local time, at 12531 High Bluff Drive, Suite 100, San Diego, California.

Only shareholders who owned common stock at the close of business on April 25, 2014 can vote at the Meeting or any adjournment that may take place. At the Annual Meeting, the shareholders will:

1.	Elect two Class II directors to serve until the annual meeting of shareholders in 2017;

2.	Ratify the appointment of PBMares, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

3.	Transact any other business properly brought before the Annual Meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

The Board of Directors recommends that you vote in favor of each of the two proposals outlined in the attached Proxy Statement.

All shareholders are cordially invited to attend the Annual Meeting in person. Enclosed are a Notice of Annual Meeting of Shareholders and Proxy Statement describing the formal business to be conducted at the meeting. We are also providing proxy material access to our shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Please give the proxy materials your careful attention.

After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. You may also vote via the Internet or by telephone by following the instructions on your proxy card. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Please review the instructions for each voting option described in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,

/s/ Philip J. Young

Philip J. Young
President and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	1

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS	2

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING	2

PROPOSAL NO. 1 ELECTION OF DIRECTORS	6

Vote Required and Board of Directors’ Recommendation	9
Board Meetings and Committees	9
Director Nominations	11
Board of Directors Leadership Structure	13
Shareholder Communications with Directors	13
Code of Ethics	13
Board of Directors Member Independence	14
Risk Oversight	14

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15

Overview	15
Vote Required and Board of Directors’ Recommendation	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

EXECUTIVE COMPENSATION	19

Executive Officers and Significant Employees	19
Summary Compensation Table	20
Grants of Plan-Based Awards	20
Outstanding Equity Awards at Fiscal Year End	21
Option Exercises and Stock Vested	21
Pension Benefits	22
Non-Qualified Deferred Compensation	22
Equity Compensation Plan Information	22
Executive Employment Agreement	25
Potential Payments upon Termination or Change in Control	26
Non-Executive Director Compensation	27
Certain Relationships and Related Party Transactions	29
Section 16(a) Beneficial Ownership Reporting Compliance	31

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	31

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	32

AUDIT COMMITTEE	32

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	33

WHERE YOU CAN FIND MORE INFORMATION	33

TRANSACTION OF OTHER BUSINESS	34

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AMPLIPHI BIOSCIENCES CORPORATION

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 27, 2014

The 2014 Annual Meeting of Shareholders of AmpliPhi Biosciences Corporation will be held on Friday, June 27, 2014 at 10:00 a.m., local time, at 12531 High Bluff Drive, Suite 100, San Diego, California, for the following purposes, as more fully described in the proxy statement accompanying this notice:

•	To elect two Class II directors to our Board of Directors, with the Class II directors to serve for a three-year term expiring at the annual meeting of shareholders in 2017 or until her successor is duly elected and qualified;

•	To ratify the selection of PBMares, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 25, 2014 as the record date for the Annual Meeting. Only holders of record of our stock on the record date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Your vote is very important. You may vote your shares via the Internet or by telephone by following the instructions on your proxy card and on www.proxyvote.com, or by signing, voting and returning the proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD.

The approximate date of mailing the proxy statement and the accompanying proxy card is May 9, 2014. This Proxy Statement and the form of proxy were first made available to shareholders on or about April 30, 2014.

By order of the Board of Directors,

/s/ Philip J. Young

Philip J. Young
President and Chief Executive Officer
Glen Allen, Virginia
April 30, 2014

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AMPLIPHI BIOSCIENCES CORPORATION

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is being furnished to holders of shares of common stock of AmplipPhi Biosciences Corporation, a Washington corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2014 Annual Meeting of Shareholders, and at any adjournments or postponements thereof. We will hold the Annual Meeting on Friday, June 27, 2014, at 10:00 a.m. local time at 12531 High Bluff Drive, Suite 100, San Diego, California. This proxy statement and the accompanying proxy card are first being mailed to shareholders entitled to vote at the Annual Meeting on or about May 9, 2014.

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING

What is the purpose of the annual meeting?

There are two proposals scheduled to be voted on at the Annual Meeting of Shareholders:

1.	To elect two to each serve a term of three years expiring at the 2017 Annual Meeting of Shareholders; and

2.	To ratify the appointment of PBMares, LLP as our independent registered public accounting firm.

Who is entitled to vote?

Shareholders as of the close of business on April 25, 2014 (the “Record Date”) may vote at the Annual Meeting of Shareholders. You have one vote for each share of common stock you held on the Record Date. The holders of the Series B Convertible Preferred Stock are entitled to that number of votes equal to the number of shares of the common stock into which the Series B Convertible Preferred Stock may be converted as of the date such vote is held. Shares entitled to vote include shares held as of the Record Date that are:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); and

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

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What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the Annual Meeting of Shareholders. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. “Broker non-votes” (described below) are also counted as present and entitled to vote for purposes of determining a quorum. As of the Record Date, 182,535,562 shares of AmpliPhi common stock were outstanding and entitled to vote and 8,859,978 shares of Series B Convertible Preferred Stock, each which is convertible into 10 shares of common stock, were outstanding and entitled to vote. The holders of the Series B Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of the common stock into which the Series B Convertible Preferred Stock may be converted as of the date such vote is held.

How many votes are required to approve each proposal?

•	Proposal No. 1: The two Class II directors who receive the greatest number of affirmative votes cast at the Annual Meeting, in person or by proxy, will be elected to the Board of Directors. You are not entitled to cumulate votes in electing directors.

•	Proposal No. 2: The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the selection of PBMares, LLP as our independent registered public accounting firm.

How are votes counted and who are the proxies?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and “broker non-votes” will not be counted toward such nominee’s achievement of plurality.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of PBMares, LLP. If you abstain from voting on the proposal to ratify PBMares, LLP, it will have no effect on the voting of the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, “broker non-votes” will have no effect on the ratification.

The persons named as attorneys-in-fact in the proxies, Philip J. Young and Kelley A. Wendt, were selected by the Board of Directors and are officers of AmpliPhi. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

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What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting of Shareholders, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter. Pursuant to applicable rules, brokers will have discretionary authority to vote on the proposal to ratify the appointment of PBMares, LLP.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors; and

•	“FOR” the ratification of the appointment of PBMares, LLP as AmpliPhi’s independent registered public accounting firm for fiscal year ending December 31, 2014.

How do I vote my shares without attending the meeting?

If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•	By Mail — You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

•	By Internet or Telephone — You may vote by Internet or telephone by following the voting instructions on the proxy card and on www.proxyvote.com or as directed by your broker or other nominee. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time, on June 26, 2014.

How do I vote my shares in person at the meeting?

If you are a shareholder of record (also referred to as “registered shareholder”) and prefer to vote your shares in person at the meeting, bring proof of identification and request a ballot to vote at the meeting. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

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Even if you plan to attend the meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, vote according to the instructions for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by Internet, telephone or mail you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of AmpliPhi;

•	Voting by Internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting of Shareholders.

Who pays the cost of soliciting votes for the Annual Meeting?

We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, in person or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation but will reimburse them for any out-of-pocket expenses that they incur. We will reimburse persons who hold our common stock of record but not beneficially, such as brokerage firms, nominees, fiduciaries and other custodians, for the reasonable expenses they incur in forwarding solicitation materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Bylaws provide that the Board of Directors will consist of not less than one nor more than nine members, as fixed from time to time by a resolution of the Board of Directors. Our Board is divided into three classes serving staggered three-year terms as follows:

•	The Class I directors are Jeremy Curnock Cook and Louis Drapeau and their terms will expire at our annual meeting of stockholders to be held in 2016;

•	The Class II directors are Julian P. Kirk and Michael S. Perry and their terms will expire at our annual meeting of stockholders to be held in 2014; and

•	The Class III directors are Philip J. Young and Anthony Smithyman and their terms will expire at our annual meeting of stockholders to be held in 2015.

Starting at the 2014 Annual Meeting of Shareholders, directors for each class will be elected at the Annual Meeting of Shareholders held in the year in which the term for their class expires. The Board of Directors currently consists of six directors. The persons named below as nominees for director will, if elected, each serve a term of three years expiring at the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified.

The table below sets forth AmpliPhi’s directors and nominees and their respective ages as of this Proxy Statement.

Name	Age	Position
Philip J. Young	56	President, Chief Executive Officer and Director
Jeremy Curnock Cook (1)(2)(3)	64	Chairman of the Board
Louis Drapeau (1)(2)(3)	70	Director
Michael S. Perry, Ph.D.* (1)(2)(3)	55	Director
Anthony Smithyman, Ph.D.	65	Director
Julian P. Kirk*	40	Director

*	Director nominee.

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

No events listed in Item 401(f) of Regulation S-K have occurred during the past 10 years that are material to the evaluation of the ability or integrity of any of our directors.

Director Nominees for Election at the 2014 Annual Meeting of Shareholders

The biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of AmpliPhi.

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Michael S. Perry, D.V.M., Ph.D. has served as a member of our Board of Directors since November 2005. Dr. Perry is currently Global Head of Stem Cell Therapy and Vice President of the Integrated Hospital Care Franchise for Novartis Pharmaceuticals Corporation. Prior to joining Novartis in 2012, he was a Venture Partner with Bay City Capital, a venture capital firm, from 2005 to 2012. While serving in this capacity, he concurrently served as President and Chief Medical Officer at Poniard Pharmaceuticals, Inc., a publicly held drug development company, from 2009 to 2011 and also previously served as Chief Development Officer of VIA Pharmaceuticals, Inc., another publicly held biotechnology company, from 2005 to 2009. Dr. Perry served as chairman and Chief Executive Officer of Extropy Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company, from 2003 to 2005. From 2002 to 2003, Dr. Perry served as President and Chief Executive Officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, Dr. Perry served as Global Head of Research and Development for Baxter Healthcare. From 1997 to 2000, Dr. Perry was President and Chief Executive Officer of both SyStemix Inc. and Genetic Therapy Inc., two wholly owned subsidiaries of Novartis Pharma; he was Vice President of Regulatory Affairs for Novartis from 1994 to 1997. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation, Schering-Plough Corporation and BioResearch Laboratories, Inc. Dr. Perry holds a Doctor of Veterinary Medicine, a Ph.D. in Biomedical Science-CardioPulmonary Pharmacology and a B.S. in Physics from the University of Guelph. He also serves as a member of the board of Arrowhead Research Corporation and of Avita Medical Ltd. Dr. Perry brings to the board substantial scientific and medical knowledge, as well as operational and investing experience.

Julian P. Kirk has served as a member of our Board of Directors since June 2013. Mr. Kirk is a Managing Director of Third Security, LLC, where he has worked since the firm’s inception with several portfolio companies of its managed investment funds. He is also involved with oversight of Third Security, LLC’s internal operations. Since October 2012, he has served on the Board of Directors of Fibrocell Science, Inc. Since August 2010, he has served on the board of the New River Valley Economic Development Alliance. From October 2006 until December 2011, he served as member of the Board of Directors of IntelliMat, Inc. and as co-chairman of the board between September 2008 and December 2011. From September 2005 until December 2011, Mr. Kirk served as President of Harvest Pharmaceuticals Inc. Mr. Kirk also served as chairman of the board of managers of ECDS, LLC from June 2008 until March 2010. Mr. Kirk graduated as an Echols Scholar from the University of Virginia. Mr. Kirk brings to our board significant financial and operations expertise within our industry.

Class I Directors – Term Expiring in 2016

Jeremy Curnock Cook has served as a member of our Board of Directors since July 1995 and as chairman of the Board of Directors since February 1998. Mr. Curnock Cook has served as Chairman of International Bioscience Managers Limited, a corporate and investment advisory firm since 2000, and also currently serves as Managing Director of Bioscience Managers Pty Ltd, a medical sciences fund manager. From 1987 to 2000, Mr. Curnock Cook was a director of Rothschild Asset Management Limited, a corporate and investment advisory company, and was responsible for the Rothschild Bioscience Unit. Mr. Curnock Cook founded the International Biochemicals Group in 1975, which was sold in 1985 to Royal Dutch Shell, where he served as managing director until 1987. Mr. Curnock Cook holds an M.A. in natural sciences from Trinity College, Dublin. He also serves as a member of the board of Avita Medical Ltd, Nexus6 Ltd and SeaDragon Ltd. Mr. Curnock Cook brings to the board significant experience as an investor in and board member of multiple biotechnology companies.

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Louis Drapeau has served as a member of our Board of Directors since March 2011. Mr. Drapeau currently serves as Vice President and Chief Financial officer of InSite Vision, an ophthalmology drug development company, a position he has held since October 2007. From November 2008 until December 2010, he was also CEO of InSite Vision. Prior to InSite Vision, he served as Chief Financial Officer, Senior Vice President, Finance, at Nektar Therapeutics, a biopharmaceutical company, from January 2006 to August 2007. Prior to Nektar, he served as Acting Chief Executive Officer from August 2004 to May 2005 and as Senior Vice President and Chief Financial Officer from August 2002 to August 2005 for BioMarin Pharmaceutical Inc. Previously, Mr. Drapeau spent 30 years at Arthur Andersen, including 19 years as an Audit Partner in Arthur Andersen’s Northern California Audit and Business Consulting practice, which included 12 years as Managing Partner. Mr. Drapeau received both his undergraduate degree in mechanical engineering and an M.B.A. from Stanford University. He also serves as a member of the board of Bio-Rad Laboratories and InterMune, Inc. Mr. Drapeau is able to provide valuable input with respect to accounting and financial matters as a result of his experience.

Class III Directors – Term Expiring in 2015

Philip J. Young has served as our President, Chief Executive Officer and Director since November 2011. Mr. Young is a U.S.-based long-time executive in the biopharmaceuticals industry. He is the former President and CEO of Osteologix, Inc., a global biopharmaceutical company, which is currently based in Ireland. Prior to joining Osteologix, Mr. Young served as an Executive Vice President and Chief Business Officer for Insmed Inc., a publicly traded biotechnology company, from 2004 to 2007. Prior to Insmed Inc., Mr. Young held executive positions at Elan Corporation, Neurex Corporation, and Pharmacia Corporation. Mr. Young started his career in the biopharmaceuticals industry at Genentech, Inc. Mr. Young received a B.S. in Sociology with minors in Business and Psychology from James Madison University.

Anthony Smithyman, Ph.D. joined our Board of Directors in November 2012 following the merger with Special Phage Services Pty Ltd of Sydney, Australia. Born in Malawi, Central Africa, Dr. Smithyman was educated in Scotland and obtained a B.Sc. from the University of St. Andrews, followed by a Ph.D. in Bacteriology and Immunology from Glasgow University. After completing a two-year post-doctoral Fellowship at the Sloan-Kettering Cancer Center in New York in 1978, he joined ICI Pharmaceuticals Ltd in Alderley Edge, Cheshire, England as Laboratory Head in the Immunology Department before moving to Australia in 1982. Dr. Smithyman has been involved with the Australian biotechnology industry for over 30 years, including as the current Managing Director of Cellabs Pty Ltd., a longstanding Australian biotechnology company. In 2004, Dr. Smithyman established Special Phage Services Pty Ltd to develop novel phage therapeutics for the human health, veterinary and aquaculture industries. Dr. Smithyman’s experience in the biotechnology industry, and with phage therapeutics specifically, bring a valuable perspective to our board.

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Vote Required and Board of Directors’ Recommendation

The affirmative vote of a plurality of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of each of the nominees. It is the intention of the persons named as proxies to vote such proxy FOR the election of all nominees, unless otherwise directed by the shareholder. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.

Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and “broker non-votes” will not be counted toward such nominee’s achievement of plurality.

The Board of Directors recommends that shareholders vote FOR the election of each nominee named in the above table.

Board Meetings and Committees

Director Attendance

During the year ended December 31, 2013, the Board of Directors held twelve meetings. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees on which such director served. The Company does not have a formal policy regarding director attendance at annual meetings.

Audit Committee

The audit committee, established in September 2008, is comprised of three members, each of whom is a non-employee member of the Board of Directors. The committee’s members meet the independence and financial literacy requirements under the Exchange Act, and related SEC rules, and NYSE MKT listing requirements. In addition, at least one member of the committee is qualified as an “audit committee financial expert” as defined in SEC rules. The audit committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Louis Drapeau has been designated our “audit committee financial expert” and serves as the chair of the audit committee. The audit committee operates under a charter approved by our board. The audit committee held four meetings during the last fiscal year. A copy of the audit committee’s charter is available on the Internet at our website at www.ampliphibio.com, in the “Investor Relations” section.

Among other matters, the audit committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. Our independent registered public accounting firm, PBMares, LLP, provides the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee discusses with the independent registered public accounting firm and management that firm’s independence.

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Compensation Committee

The compensation committee, established in January 2004, is comprised of three members, each of whom is a non-employee member of the Board of Directors. The committee’s members meet the independence standards under NYSE MKT listing requirements. The compensation committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Michael S. Perry serves as the chair of the compensation committee. The compensation committee operates under a charter approved by our board. The compensation committee held two meetings during the last fiscal year. A copy of the compensation committee’s charter is available on the Internet at our website at www.ampliphibio.com, in the “Investor Relations” section.

The functions of the compensation committee include, among other things:

•	reviewing and approving the Company’s compensation programs and arrangements applicable to its officers;

•	determining the objectives of the Company’s executive officer compensation programs;

•	ensuring appropriate corporate performance measures and goals regarding executive officer compensation are set and determine the extent to which they are achieved and any related compensation earned;

•	reviewing and establish the Company’s goals and objectives relevant to CEO compensation; and

•	monitoring the administration of the Company’s incentive-compensation plans and equity-based plans.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, established in March 2004, is comprised of three members, each of whom is a non-employee member of the Board of Directors. The committee’s members meet the independence standards under NYSE MKT listing requirements. The nominating and corporate governance committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Jeremy Curnock Cook serves as the chair of the nominating and corporate governance committee. The nominating and corporate governance committee operates under a charter approved by our board. The nominating and corporate governance committee held one meeting during the last fiscal year. A copy of the nominating and corporate governance committee’s charter is available on the Internet at our website at www.ampliphibio.com, in the “Investor Relations” section.

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The nominating and corporate governance committee identifies, evaluates and recommends to the Board individuals, including individuals proposed by shareholders, qualified to serve as members of the Board and the nominees for election as directors at the next annual or special meeting of shareholders at which directors are to be elected. The functions of the nominating and corporate governance committee include, among other things, developing and recommending to the Board of Directors criteria for board membership to assist the board in identifying and attracting candidates to become directors and conducting inquiries into the backgrounds, qualifications and skills of potential candidates and selecting and approving potential candidates for nomination as directors.

Director Nominations

As described below, the Company has adopted policies for identifying and evaluating director candidates.

Consideration of Director Candidates Recommended by Shareholders

It is the policy of the Board to consider any director candidates recommended by a shareholder of the Company, provided the information regarding director candidates recommended by a shareholder is submitted to the Board in compliance with this policy and AmpliPhi’s Bylaws.

Qualifications of Board Candidates

There are no specific, minimum qualifications that the Board requires to be met by a director nominee recommended for membership on the Board, nor are there any specific qualities or skills that are necessary for one or more of the Company’s directors to possess, other than as are necessary to meet any requirements under rules and regulations (including any stock exchange rules) applicable to the Company, including any independence and financial literacy tests (as such terms may be defined under any stock exchange rules then applicable to the Company).

Notwithstanding the foregoing, the Board considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including those set forth below.

Process for Identification and Evaluation of Director Candidates

The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board, whom the independent members of the Board believe continue to make important contributions to the Board and who consent to continue their service on the Board. Consistent with this policy, in considering candidates for election at annual meetings of shareholders, the independent members of the Board will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

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The independent members of the Board will evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In particular, as to each such incumbent director, the independent members of the Board will (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the independent members of the Board, (ii) review any assessments of the performance of the director during the preceding term made by the Board, and (iii) determine whether there exist any special, countervailing considerations against re-nomination of the director.

If the independent members of the Board determine that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the view of the independent members of the Board the incumbent should not be re-nominated, the independent members of the Board will, absent special circumstances, propose the incumbent director for re-election.

The process by the independent members of the Board for identifying and evaluating nominees for director, including nominees recommended by a shareholder, involves (with or without the assistance of a retained search firm):

•	compiling names of potentially eligible candidates;

•	conducting background and reference checks;

•	conducting interviews with candidates and/or others (as schedules permit);

•	meeting to consider and approve final candidates; and

•	as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates.

During the search process, the independent directors endeavor to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, shall effectively serve the long-term interests of the Company’s shareholders and contribute to the Company’s overall corporate goals.

In considering potential new directors, the independent members of the Board will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are:

•	personal and professional integrity;

•	broad experience in business, finance or administration;

•	familiarity with the Company’s industry; and

•	prominence and reputation.

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Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is also further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. Nominees will be screened to ensure each candidate has qualifications which complement the overall core competencies of the Board. A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. The screening process includes a background evaluation and a review of the potential nominee’s qualification as an independent director under applicable rules and regulations (including the rules and regulations of the SEC and any applicable stock exchange).

There are no differences in the manner in which the Board considers and evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Board of Directors Leadership Structure

Our Board of Directors has a chairman, Jeremy Curnock Cook, who has authority, among other things, to call and preside over board meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the chairman has substantial ability to shape the work of the Board of Directors. We believe that separation of the positions of chairman and chief executive officer reinforces the independence of the board in its oversight of our business and affairs. In addition, we believe that having a separate board chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having a separate board chairman can enhance the effectiveness of the Board of Directors as a whole.

Shareholder Communications with Board of Directors

Interested shareholders can send communications to our Board of Directors, a committee of our Board of Directors and individual directors by writing to them care of: Corporate Secretary, AmpliPhi Biosciences Corp, 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060. The outside of the envelope should prominently indicate for whom the correspondence is intended. The Corporate Secretary will forward such communication to our Board of Directors, the appropriate committee of our Board of Directors or individual directors, as the case may be, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics that applies to all of our employees, officers and directors including those officers responsible for financial reporting. Following our initial public offering, the code of business conduct and ethics will be available on our website at http://www.ampliphibio.com. We intend to disclose future amendments to the code or any waivers of its requirements on our website to the extent permitted by the applicable rules and exchange requirements.

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Board of Directors Member Independence

Under the listing requirements and rules of the NYSE MKT, independent directors must compose a majority of a listed company’s Board of Directors within a one-year period following the completion of our initial public offering. In addition, applicable NYSE MKT rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable NYSE rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

In October 2013, our Board of Directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board of Directors determined that Messrs. Jeremy Curnock Cook, Louis Drapeau and Michael Perry qualify as “independent” directors within the meaning of the NYSE MKT rules. As required under applicable NYSE MKT rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Role of the Board in Risk Oversight

Our audit committee is primarily responsible for overseeing our financial risk management processes on behalf of the full Board of Directors. Going forward, we expect that the audit committee will receive reports from management at least quarterly regarding our assessment of risks. In addition, the audit committee reports regularly to the full Board of Directors, which also considers our risk profile. The audit committee and the full Board of Directors focus on the most significant risks we face and our general risk management strategies. While the board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board leadership structure, which also emphasizes the independence of the board in its oversight of its business and affairs, supports this approach.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has selected PBMares, LLP as AmpliPhi’s independent registered public accounting firm to audit the consolidated financial statements of AmpliPhi for the fiscal year ending December 31, 2014. PBMares, LLP has acted in such capacity since its appointment in fiscal year 2010.

Shareholder ratification of the selection of PBMares, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of PBMares, LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accountant at any time during the year if they determine that such a change would be in the best interests of AmpliPhi and its shareholders.

As part of its duties, the Audit Committee considered the provision of services, other than audit services, during the fiscal year ended December 31, 2013 by PBMares, LLP, our independent registered public accounting firm for that period, to ensure they maintain their independence. The following table sets forth the aggregate fees accrued for the fiscal years ended December 31, 2012 and 2013, respectively, by PBMares, LLP:

	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2013
Audit Fees	$92,095	$173,125
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	62,305

Total	$92,095	$235,430

The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by PBMares, LLP for the fiscal years ended December 31, 2012 and 2013, respectively, were pre-approved by the Audit Committee.

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Representatives of PBMares, LLP attended all of the meetings of the Audit Committee during each of the fiscal years ended December 31, 2012 and 2013, respectively. We expect that a representative of PBMares, LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal on the ratification of this appointment, at the Annual Meeting of Shareholders at which a quorum representing a majority of all outstanding shares of common stock of AmpliPhi is present, either in person or by proxy, is required for ratification of this proposal. If you abstain from voting on this Proposal, it has no effect on the voting of the proposal. If you submit your proxy without indicating your voting instructions, your shares will be voted “FOR” this proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, “broker non-votes” will have no effect on the ratification.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PBMares, LLP as AmpliPhi’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 28, 2014, for:

• each person known by us to beneficially own more than 5% of our outstanding shares of common stock,

• each of our directors,

• each of our named executive officers, and

• all such directors, nominees for director and executive officers as a group.

The percentage of ownership depicted below is based on 271,135,342 shares of common stock outstanding on April 28, 2014, which consists of 182,535,562 shares of common stock outstanding as of April 28, 2014, and 88,599,780 shares of common stock issuable upon conversion of all outstanding shares of Series B Convertible Preferred Stock as of January 10, 2014 (assuming a conversion ratio equal to ten (10) common shares for each share of Series B Convertible Preferred Stock).

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or share voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants or pursuant to the conversion of our Series B Convertible Preferred Stock that are either immediately exercisable or convertible or exercisable or convertible within 60 days of April 28, 2014. Shares underlying such options, warrants and Series B Convertible Preferred Stock, however, are only considered outstanding for the purpose of computing the percentage ownership of that person and are not considered outstanding when computing the percentage ownership of any other person.

Name of Beneficial Owner(1)

5% Stockholders	Shares Beneficially Owned		Percentage Total Voting Power
Anthony M. Smithyman	26,682,430	(2)	9.84%
Randal J. Kirk	70,785,712	(3)	26.10%
RA Capital Management, LLC	21,428,570	(4)	7.90%
Pendinas Limited	47,343,649	(5)	17.46%
Broadfin Healthcare Master Fund, Ltd	14,000,000		5.16%
Phillip Asset Management Ltd	14,928,562	(6)	5.51%

Named Executive Officers and Directors
Philip J. Young	9,591,868	(7)	3.54%
Kelley A. Wendt	187,500	(8)	*
David Harper, Ph.D.	1,279,352	(9)	*
Jeremy Curnock Cook	326,000	(10)	*
Louis Drapeau	45,000	(11)	*
Michael S. Perry, Ph.D.	176,750	(12)	*
Anthony M. Smithyman	26,682,430	(2)	9.84%
Julian P. Kirk	0		*
Baxter F. Phillips III	393,750	(13)	*
All officers and directors as a group (9 persons)	38,682,650		14.27%

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* Represents less than 1% of the outstanding shares of AmpliPhi’s common stock equivalents.

(1)	Unless otherwise indicated, the address of such stockholder is c/o AmpliPhi Biosciences Corporation, 4870 Sadler Road, Suite 300, Glen Allen, VA 23060.

(2)	Includes 12,000,000 shares of common stock held in escrow pending fulfillment of certain contractual terms of the SPH acquisition and options to purchase 18,750 shares of common stock.

(3)	Consists of 46,785,712 shares held by NRM VII Holdings I, LLC, which we refer to as NRM VII Holdings (20,000,000 shares of common stock, 21,428,570 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock (assuming a conversion ratio equal to ten (10) common shares for each share of Series B Convertible Preferred Stock) and 5,357,142 shares of common stock issuable upon exercise of warrants) and 24,000,000 shares held by Intrexon Corporation. Randal J. Kirk controls NRM VII Holdings. Shares held by this entity may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Randal J. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon Corporation. Mr. Kirk may therefore be deemed to have voting and dispositive power over the shares of the issuer owned by Intrexon Corporation. Shares held by Intrexon Corporation may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(4)	Consists of an aggregate of 21,428,570 of common stock issuable upon conversion of Series B Convertible Preferred Stock (assuming a conversion ratio equal to ten (10) common shares for each share of Series B Convertible Preferred Stock) and an aggregate of 5,357,142 shares of common stock issuable upon the exercise of warrants, held by two of its funds, RA Capital Healthcare Fund, LP and Blackwell Partners, LLC. The address of such stockholder is 20 Park Plaza, Suite 1200, Boston, MA 02116.

(5)	Consists of 32,250,610 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and 15,093,039 shares of common stock issuable upon exercise of warrants. The address of such stockholder is Ballacarrick, Pooilvaaish Road, Isle of Man, IM9 4PJ.

(6)	Phillip Asset Management Ltd holds all shares in its capacity as trustee for Bioscience Managers Pty Ltd. Jeremy Curnock Cook, the Chairman of the Company’s Board of Directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd.

(7)	Consists of options to purchase 9,591,868 shares of common stock.

(8)	Consists of options to purchase 187,500 shares of common stock.

(9)	Includes options to purchase 450,000 shares of common stock.

(10)	Includes options to purchase 261,000 shares of common stock.

(11)	Consists of options to purchase 45,000 shares of common stock.

(12)	Includes options to purchase 131,750 shares of common stock.

(13)	Includes 300,000 shares of common stock purchased by Mr. Phillips in the December 2013 private placement and options to purchase 93,750 shares of common stock.

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EXECUTIVE COMPENSATION

Executive Officers and Significant Employees

The following table sets forth certain information about our executive officers and key employees as of the date of this proxy.

Name	Position	Age
Philip J. Young	President, Chief Executive Officer and Director	56
Kelley A. Wendt	Chief Financial Officer	40
Baxter F. Phillips III	Vice President of Corporate Strategy and Business Development	38
David Harper, Ph.D.	Chief Scientific Officer	53

No events listed in Item 401(f) of Regulation S-K have occurred during the past 10 years that are material to the evaluation of the ability or integrity of any of our officers.

The following is a brief biography of the business experience during the past five years (and, in some instances, for prior years) of each non-director executive officer or significant employee of the Company:

Kelley A. Wendt has served as our Chief Financial Officer since December 2011. Prior to joining AmpliPhi, she served as the Chief Financial Officer for Osteologix, Inc., a global biopharmaceutical company, which is currently based in Ireland. Prior to joining Osteologix, Ms. Wendt served as the Chief Financial Officer for Crop Life America, a global chemical industry trade organization, from 2006 to 2008. She is the former Controller for Sheltering Arms Hospitals, a rehabilitation hospital company with nine facilities across the Richmond, Virginia region. Her pre-executive experience consists of several regional and national public accounting firms, primarily in audit and consulting roles. Ms. Wendt received a B.S. in Business, Accounting, from Wright State University.

Baxter F. Phillips III has served as our Vice President, Corporate Strategy and Business Development since October 2013. Prior to joining AmpliPhi, Mr. Phillips served as Director, Business Development at Depomed, Inc., a commercially engaged specialty pharmaceutical company developing and commercializing products to treat pain and other central nervous system conditions, from 2011 to 2013. Prior to Depomed, Mr. Phillips served as Senior Director, Corporate Development at Osteologix, Inc., a global biopharmaceutical company, from 2007 to 2011. Prior to Osteologix, Mr. Phillips served in a number of senior research, corporate and sales and marketing positions at Insmed Inc., a publically traded biotechnology company, from 1998 to 2007. Mr. Phillips has a B.S. in Biology from Hampden-Sydney College and an MBA from The Mason School of Business at the College of William and Mary.

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David Harper, Ph.D. has served as our Chief Scientific Officer since the January 2011 acquisition of Biocontrol Ltd. by Targeted Genetics Corporation. Prior to joining AmpliPhi, Dr. Harper served as Chief Scientific Officer of Biocontrol, which he founded in 1997, from 2002 to 2011. He previously served as leader of the herpes virus research group in the Department of Virology at St. Bartholomew’s Medical School, joining the faculty in 1991 as a Lecturer in Molecular Virology. Dr. Harper received his B.Sc. in microbiology and virology at the University of Warwick and his Ph.D. at the University of Newcastle-upon-Tyne, studying viral genetics. He carried out post-doctoral work at St. Bartholomew’s Medical School in London and at the University of Iowa.

Summary Compensation Table

The following table provides information regarding the compensation paid during the last two fiscal years to our principal executive officer, and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Philip J. Young	2013	$400,000	$—	$1,856,000	$105,396	$2,361,396
President and CEO and Director	2012	$325,000	$—	$1,680,000	$—	$2,005,000
David Harper, Ph.D.	2013	$225,541	$—	$—	$—	$225,541
Chief Scientific Officer	2012	$228,672	$—	$240,000	$—	$468,672
Kelley A. Wendt	2013	$155,938	$—	$—	$18,575	$174,513
Chief Financial Officer(2)	2012	$—	$—	$100,000	$120,247	$220,247

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	Ms. Wendt became Chief Financial Officer on January 1, 2013. Prior to this date, Ms. Wendt was engaged as an accounting consultant and all compensation paid during the year ended December 31, 2012 was for her services in that capacity.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our named executive officers for 2013.

Name	Grant Date	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/share)(1)	Grant date fair value of option awards ($)(2)
Philip J. Young	6/25/2013	11,600,000	$0.16	$1,856,000
David Harper, Ph.D.	—	—	$—	$—
Kelley A. Wendt(3)	—	—	$—	$—

(1)	Represents the per share fair market value of our common stock, as determined in good faith by our Board of Directors on the grant date.

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(2)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each option and award during 2013 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 6, Stock Options and Warrants, of the Notes to the Financial Statements. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding all outstanding equity awards held by our named executive officers as of December 31, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Philip J. Young	2,100,000	(1)	6,300,000	$0.20	10/23/2022
	5,152,334	(2)	6,447,666	$0.16	6/25/2023
David Harper, Ph.D.	300,000	(3)	800,000	$0.20	10/23/2022
Kelley A. Wendt	125,000	(4)	375,000	$0.20	10/23/2022

(1)	6.25% of the total shares underlying this option vested and became exercisable on January 23, 2013. 6.25% of the total shares underlying this option vests and becomes exercisable on the first business day of each three (3) month period thereafter, subject to continued service through each vesting date. This option may be subject to accelerated vesting as described above. As of December 31, 2013, 2,100,000 of the total shares underlying this option are vested and exercisable.

(2)	3,862,800 of the total shares underlying this option vested and became exercisable on the grant date, which was June 26, 2013. 1/36 of the remaining unvested shares underlying this option vests and becomes exercisable on each one month anniversary of the grant date thereafter, subject to continued service through each vesting date. This option may be subject to accelerated vesting as described above. As of December 31, 2013, 5,152,334 of the total shares underlying this option are vested and exercisable.

(3)	6.25% of the total shares underlying this option vested and became exercisable on January 23, 2013. 6.25% of the total shares underlying this option vests and becomes exercisable on the first business day of each three (3) month period thereafter, subject to continued service through each vesting date. This option may be subject to accelerated vesting as described below. As of December 31, 2013, 300,000 of the total shares underlying this option are vested and exercisable.

(4)	6.25% of the total shares underlying this option vested and became exercisable on January 23, 2013. 6.25% of the total shares underlying this option vests and becomes exercisable on the first business day of each three (3) month period thereafter, subject to continued service through each vesting date. This option may be subject to accelerated vesting as described below. As of December 31, 2013, 125,000 of the total shares underlying this option are vested and exercisable.

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock option awards during the year ended December 31, 2013.

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Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined contribution plans or other non-qualified compensation plans sponsored by us.

Equity Compensation Plan Information

The purpose of all of our equity incentive plans is to promote the long-term success of the Company and the creation of shareholder value by offering key service providers an opportunity to share in such long-term success by acquiring a proprietary interest in the Company and to attract and retain the best available personnel for positions of substantial responsibility, and to provide additional incentive to employees, consultants and directors.

Our equity incentive plans seek to achieve these purposes by providing for discretionary long-term incentive awards in the form of options (which may constitute incentive stock options or nonstatutory stock options), stock appreciation rights, stock grants and stock units. Our equity incentive plans are administered by the board or a committee appointed by the board, which we refer to as the plan administrator and have a term of 10 years from the date they were adopted by the Board of Directors.

2009 Targeted Genetics Stock Incentive Plan and 2012 Stock Incentive Plan

Our Board of Directors and shareholders adopted our 2009 Plan in March 2009. Our Board of Directors adopted our 2012 Plan in October 2012. As of April 28, 2014, there are 1,304,760 shares of common stock and 9,937,323 shares of common stock remaining for future awards under the 2009 Plan and the 2012 Plan, respectively. We refer to the 2009 Plan and the 2012 Plan together as the Existing Plans.

The number of shares authorized under each of the Existing Plans is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares we issue under the Existing Plans may be authorized but unissued shares or shares we reacquire. The shares of common stock underlying any equity awards that are forfeited, canceled, repurchased, expired or are otherwise terminated (other than by exercise) under the Existing Plans are currently added back to the shares of common stock available for issuance under the Existing Plans.

The Existing Plans permit us to make grants of incentive stock options to employees and grants of non-qualified stock options and restricted stock to employees, officers, directors and consultants. The Existing Plans are administered by our Board of Directors. Our Board of Directors has the authority to select the individuals to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the Existing Plans.

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The Existing Plans permit the grant of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and (2) options that do not so qualify. The option exercise price of each option will be determined by our Board of Directors but may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option will be fixed by our Board of Directors and may not exceed 10 years from the date of grant. All stock option awards that are granted pursuant to the Existing Plans are covered by an option agreement.

The Existing Plans also permit the award of stock grants, stock appreciation rights and stock units to participants, subject to such terms, conditions and restrictions as our Board of Directors may determine. All stock grants, stock appreciation rights and stock units that are granted pursuant to the Existing Plans are covered by a written agreement.

The Existing Plans provide that upon the effectiveness of a “corporate transaction,” as defined in each of the Existing Plans, in the event that all awards are not assumed or continued or substituted by the successor entity, all awards granted under the Existing Plans shall terminate. In addition, in connection with a corporate transaction, the plan administrator may provide the full automatic vesting and exercisability of one or more outstanding unvested awards under the Existing Plans in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. Furthermore, in connection with a “change in control,” as defined in each of the Existing Plans, the Existing Plans provide for the full automatic vesting and exercisability of any outstanding unvested awards held by certain “key service providers,” which under the terms of the Existing Plans, is defined as any employee, director or consultant who has been designated as a key service provider by the plan administrator, in the event that any such awards are not assumed or continued or substituted by the successor entity, or otherwise fully automatically vested by the plan administrator in connection with such change in control.

Our Board of Directors may amend, alter, suspend or terminate the Existing Plans at any time, subject to stockholder approval where such approval is required by applicable law. Our Board of Directors may also amend, modify or terminate any outstanding award, provided that no amendment to an award may materially impair any of the rights of a participant under any awards previously granted without his or her written consent. No awards may be granted under the 2009 Plan and 2012 Plan after March 3, 2019 and October 19, 2022, respectively.

2013 Stock Incentive Plan

Our 2013 Plan was approved by our Board of Directors in December 2013 and was approved by our shareholders in February 2014. The 2013 Plan replaces the 2009 Plan and the 2012 Plan.

The 2013 Plan allows the plan administrator, to make equity-based incentive awards to our officers, employees, directors and other key persons (including consultants).

We have initially reserved 40,000,000 shares of our common stock for the issuance of awards under the 2013 Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

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The shares issuable pursuant to awards granted under the 2013 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards from the 2013 Plan that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of common stock, expire or are otherwise terminated (other than by exercise) under the 2013 Plan will be added back to the shares of common stock available for issuance under the 2013 Plan.

The 2013 Plan will be administered by the plan administrator. The plan administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. Persons eligible to participate in the 2013 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) as selected from time to time by our plan administrator in its discretion. The plan administrator may reprice options or stock appreciation rights without stockholder approval.

The 2013 Plan permits the granting of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. The exercise price of each stock option will be determined by our plan administrator but may not be less than 100% of the fair market value of our common stock on the date of grant or, in the case of an incentive stock option granted to a 10% owner, less than 110% of the fair market value of our common stock on the date of grant. The term of each stock option will be fixed by the plan administrator and may not exceed 10 years from the date of grant. The plan administrator will determine at what time or times each option may be exercised.

The plan administrator may also award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of the common stock on the date of grant.

The plan administrator may also award restricted stock or restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with us through a specified vesting period. The plan administrator may also grant shares of common stock that are free from any restrictions under the 2013 Plan.

The plan administrator may grant cash bonuses under the 2013 Plan to participants, subject to the achievement of certain performance goals.

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The plan administrator may grant performance-based awards to participants in the form of restricted stock, restricted stock units or cash-based awards upon the achievement of certain performance goals and such other conditions as the plan administrator shall determine. The plan administrator may grant such performance-based awards under the 2013 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Those awards would only vest or become payable upon the attainment of performance goals that are established by our plan administrator and related to one or more performance criteria. The performance criteria that could be used with respect to any such awards include: net earnings or net income (before or after taxes); earnings per share; revenues or sales (including net sales or revenue growth); net operating profit; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added or net operating income, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. From and after the time that we become subject to Section 162(m) of the Code, the maximum award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be made to any one employee during any one calendar year period with respect to options and stock appreciation rights is 18,000,000 shares for existing employees and 5,000,000 shares in the case of new hires. The 12-month limit with respect to restricted stock and restricted stock units is 10,000,000 shares in the case of either existing or new employees. From and after the time that we become subject to Section 162(m) of the Code, the maximum cash-based award that is intended to qualify as “performance-based compensation” is limited to $10,000,000 in any 12-month period, which is pro-rated in the case of a partial performance period. The share limits are subject to adjustments in the event of a stock split, stock dividend or other change in our capitalization.

The 2013 Plan provides that upon the effectiveness of a “corporate transaction,” as defined in the 2013 Plan, in the event that all awards are not assumed or continued or substituted by the successor entity, all awards granted under the 2013 Plan shall terminate. In addition, in connection with a corporate transaction, the plan administrator may provide the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2013 Plan and the release from restrictions on transfer or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify.

Our Board of Directors may amend or discontinue the 2013 Plan and our plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2013 Plan require the approval of our stockholders.

No awards may be granted under the 2013 Plan after the date that is 10 years from the earlier of the date of adoption by our Board of Directors or the date of stockholder approval of the 2013 Plan. No awards under the 2013 Plan have been made prior to the date of this prospectus.

Executive Employment Agreement

We entered into an employment agreement with Philip J. Young on October 19, 2011. The employment agreement provides for at-will employment, base salary, incentive bonuses, standard employee benefit plan participation and recommendations for initial stock option grants. The employment agreement was subject to execution of a standard proprietary information and invention agreement and proof of identity and work eligibility in the United States.

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Mr. Young is entitled to severance and change in control benefits pursuant to his employment, the terms of which are described below under “Potential Payments upon Termination or Change in Control.” We believe that these severance and change in control benefits help us from a retention standpoint and they are particularly necessary in an industry, such as ours, where there has been market consolidation. We believe that they help executive officers maintain continued focus and dedication to their assigned duties to maximize shareholder value if there is a change of control. We believe that these severance and change in control benefits are an essential element of our overall executive compensation package.

Pursuant to the terms of his employment agreement, as amended, Mr. Young was granted options to purchase 8,400,000 shares of our common stock on October 23, 2012 and options to purchase 11,600,000 of our common stock on June 25, 2013.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including salary and unused vacation pay. In addition, each of our named executive officers that are currently employed by us is entitled to severance and change in control benefits described below.

On October 19, 2011, the Company entered into an employment agreement with Mr. Young, the Company’s President, Chief Executive Officer and member of the Board of Directors, which provides if the Company terminates Mr. Young without cause or he resigns for good reason, he will be entitled to: (i) severance payments on a monthly basis at a rate equal to his base salary then in effect for a period ranging from at least six months up to one year and (ii) accelerated vesting of his stock option shares with respect to the number of shares that would have vested if Mr. Young had remained employed by the Company during the period in which he is to receive severance payments.

If Mr. Young’s employment is terminated by the Company, with or without cause, or by Mr. Young for changed circumstances in connection with or following a change in control, he will be entitled to: (i) severance payments on a monthly basis at a rate equal to his base salary then in effect for a period of one year, (ii) accelerated vesting of his stock option shares with respect to the number of shares that would have vested if Mr. Young had remained employed by the Company during the period in which he is to receive severance payments, and (iii) the pro rata portion of any eligible bonus compensation as of the date of termination.

The following table sets forth potential payments payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment with or without cause or resignation following a change in control. The table below reflects amounts payable to our executive officers assuming their employment was terminated on December 31, 2013 and, if applicable, a change in control also occurred on such date.

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	Upon Termination without Cause or Resignation for Good Reason — No Change in Control			Upon Termination with or without Cause or Resignation — Change in Control
Name	Cash Severance	Value of Accelerated Vesting(1)	Total	Cash Severance	Value of Accelerated Vesting(1)	Total
Philip J. Young	$1,950,000	$420,000	$2,370,000	$3,900,000	$420,000	$4,320,000
David Harper, Ph.D.	$—	$—	$—	$—	$—	$—
Kelley A. Wendt	$—	$—	$—	$—	$—	$—

(1)	The value of accelerated vesting is equal to 2,100,000 stock option shares vesting at $0.20 per share.

Non-Executive Director Compensation

The following table and related footnotes show the compensation paid during the year ended December 31, 2013 to our non-executive directors.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Jeremy Curnock Cook(1)	$70,875	$—	$—	$70,875
Louis Drapeau(2)	$41,250	$—	$—	$41,250
Anthony Peter Gellert(3)	$11,666	$—	$—	$11,666
Michael S. Perry, Ph.D. (4)	$39,750	$—	$—	$39,750
Anthony Smithyman, Ph.D. (5)	$13,333	$—	$—	$13,333
Caroline A. Williams(6)	$50,750	$—	$—	$50,750
Julian P. Kirk(7)	$11,666	$—	$—	$11,666

(1)	As of December 31, 2013, Mr. Cook holds stock options for an aggregate of 440,000 shares, of which 110,000 shares are vested and exercisable.

(2)	As of December 31, 2013, Mr. Drapeau holds stock options for an aggregate of 120,000 shares, of which 30,000 shares are vested and exercisable.

(3)	On June 26, 2013, Mr. Gellert resigned from our Board of Directors. As of June 26, 2013, Mr. Gellert held stock options for an aggregate of 50,000, of which 6,250 shares were vested and exercisable. Pursuant to the terms of his resignation, vesting will continue until December 31, 2015 as if that was his resignation date, at which time all unvested shares will have vested and will be exercisable pursuant to the standard post-termination exercise terms of the applicable stock option agreements, which will allow the stock options to be exercised for a period of ninety (90) days following December 31, 2015. As of December 31, 2013, Mr. Gellert holds stock options for an aggregate of 50,000 shares, of which 12,500 shares are vested and exercisable.

(4)	As of December 31, 2013, Mr. Perry holds stock options for an aggregate of 170,000 shares, of which 42,500 shares are vested and exercisable.

(5)	As of December 31, 2013, Mr. Smithyman holds stock options for an aggregate of 50,000 shares, of which 12,500 shares are vested and exercisable.

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(6)	On June 26, 2013, Ms. Williams resigned from our Board of Directors. As of June 26, 2013, Ms. Williams held stock options for an aggregate of 150,000, of which 6,250 shares were vested and exercisable. Pursuant to the terms of her resignation, vesting will continue until December 31, 2015 as if that was her resignation date, at which time all unvested shares will have vested and will be exercisable pursuant to the standard post-termination exercise terms of the applicable stock option agreements, which will allow the stock options to be exercised for a period of ninety (90) days following December 31, 2015. As of December 31, 2013, Ms. Williams holds stock options for an aggregate of 150,000 shares, of which 37,500 shares are vested and exercisable.

(7)	Mr. Kirk has served as a member of our Board of Directors since June 2013.

Non-executive directors are paid annual retainers for their service on the board and committees. For the Board, the board chair receives $30,000 annual retainer and members receive $20,000. For the Audit Committee, the committee chair receives $7,500 annual retainer and members receive $4,000. For the Compensation Committee and Nominating and Corporate Governance Committees, the chair receives $4,000 annual retainer and members receive $2,500.

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Certain Relationships and Related Party Transactions

Transactions with Related Persons

The following is a summary of transactions since January 1, 2013 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this Proxy Statement titled “Executive and Director Compensation.”

The Audit Committee is responsible for review and approval of “related-party transactions” between us and related parties.

Sale of Convertible Notes

Since January 1, 2013, we have sold convertible notes to Pendinas Limited in varying principal amounts for an aggregate total of $2,000,000. Additionally, we issued warrants to purchase an aggregate of up to approximately 7.0 million shares of common stock at an exercise price of $0.14 per share. All such convertible notes have been converted as a result of the completion of our private placement of convertible preferred stock, as of July 15, 2013. The following table summarizes sales of such convertible notes to Pendinas Limited, which was a holder of more than 5% of our common stock as of the dates of each such transaction:

Related Party	Date	Principal Amount

Pendinas Limited	February 4, 2013	$500,000.00
	March 12, 2013	$500,000.00
	April 12, 2013	$500,000.00
	May 13, 2013	$500,000.00

Sale of Series B Convertible Preferred Stock

In June 2013, we sold an aggregate of 9,357,935 shares of our Series B Convertible Preferred Stock and warrants to purchase an aggregate of 23,394,835 shares of our common stock. Pendinas Limited, a holder of more than 5% of our common stock as of the date of such transaction, converted all of its outstanding convertible notes into 3,225,061 shares of Series B Convertible Preferred Stock and a warrant to purchase 8,062,652 shares of our common stock in the transaction.

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In connection with our June 2013 private placement of convertible preferred stock, we paid a placement fee to Griffin Securities, Inc. in the amount of $270,000 in cash and warrants to purchase 4,285,714 shares of common stock at an exercise price of $0.14 per share, and to Phillip Capital Ltd in the amount of $60,000 in cash and warrants to purchase 714,285 shares of common stock at an exercise price of $0.14 per share.

In addition, in connection with the June 2013 private placement, NRM VII Holdings I, LLC purchased 2,142,857 shares of our Series B Convertible Preferred Stock and warrants to purchase an additional 5,357,142 shares of our common stock. NRM VII Holdings I, LLC is controlled by Randal J. Kirk, the father of Julian P. Kirk, a member of our Board of Directors. Randal J. Kirk is also deemed a holder of more than five percent of the shares of our common stock, as described in the section entitled “Principal Stockholders.” Phillip Asset Management Ltd also purchased 714,285 shares of our Series B Convertible Preferred Stock and warrants to purchase an additional 1,785,712 shares of our common stock. Phillip Asset Management Ltd holds its shares in its capacity as trustee for Bioscience Managers Pty Ltd. Jeremy Curnock Cook, the chairman of our Board of Directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd.

The shares of common stock post-conversion pursuant to the June private placement of our Series B Convertible Preferred Stock will be entitled to piggyback rights and S-1 and S-3 registration rights.

Sale of Common Stock

In December 2013, in connection with a private placement of our common stock, we sold an aggregate of 300,000 shares of our common stock to Baxter F. Phillips III, our Vice President, Corporate Strategy and Business Development, for $0.25 per share, which was the same price paid by the other investors participating in the private placement.

In addition, in connection with the December 2013 private placement, NRM VII Holdings I, LLC and Phillip Asset Management Ltd purchased 20,000,000 shares and 6,000,000 shares, respectively, of our common stock at a price per share of $0.25, which was the same price paid by the other investors participating in the offering. NRM VII Holdings I, LLC is controlled by Randal J. Kirk, the father of Julian P. Kirk, a member of our Board of Directors. Randal J. Kirk is also deemed a holder of more than five percent of the shares of our common stock, as described in the section entitled “Principal Stockholders.” Phillip Asset Management Ltd holds its shares in its capacity as trustee for Bioscience Managers Pty Ltd. Jeremy Curnock Cook, the chairman of our Board of Directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd.

The shares of common stock purchased in the December 2013 private placement are entitled to certain registration rights, including the registration of shares for resale pursuant to the amended preliminary prospectus filed by AmpliPhi on April 15, 2014.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AmpliPhi’s executive officers, directors and persons who beneficially own more than 10% of AmpliPhi’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC regulations to furnish AmpliPhi with copies of all Section 16(a) forms filed by such persons.

Based solely on AmpliPhi’s review of such forms furnished to it and written representations from certain reporting persons, AmpliPhi believes that its executive officers, directors and more than 10% shareholders have complied with all filing requirements, except that the Form 3 for Kelley Wendt was filed one day after the relevant filing deadline and that the Form 3 for Anthony Smithyman has yet to be filed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees AmpliPhi’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. PBMares, LLP is responsible for expressing an opinion as to the conformity of our consolidated audited financial statements with generally accepted accounting principles. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the NYSE MKT listing standards. Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry were members of the Audit Committee during the fiscal year ended December 31, 2013.

The Committee has discussed and reviewed with the independent registered public accountants all matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) in Auditing Standards No. 16 (Communication with Audit Committees). The Committee has received written disclosures and a letter from PBMares, LLP confirming their independence, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with PBMares, LLP the accountant’s independence. The Committee has met with PBMares, LLP, with and without management present, to discuss the overall scope of the PBMares, LLP audit, the results of its audits, its evaluations of AmpliPhi’s internal controls and the overall quality of its financial reporting. The Committee reviewed the performance and fees of PBMares, LLP prior to recommending their appointment. The Committee reviewed our financial statements and discussed them with management and with PBMares, LLP.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that AmpliPhi’s consolidated audited financial statements be included in AmpliPhi’s Form 10-K for the fiscal year ended December 31, 2013.

AUDIT COMMITTEE

Louis Drapeau, Chairman

Jeremy Curnock Cook

Michael S. Perry

The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under these acts.

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SHAREHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

Under AmpliPhi’s Bylaws, in order for business and director nominations to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of AmpliPhi. To be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation received by the Secretary not fewer than sixty nor more than ninety days prior to the date of the annual meeting (or if less than sixty days' notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business.

Shareholder proposals and director nominations should be delivered to: AmpliPhi Biosciences Corporation, 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060, Attention: Secretary. AmpliPhi recommends that such proposals be sent by certified mail, return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this Definitive Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this Definitive Proxy Statement, except for any information directly superseded by information contained in this Definitive Proxy Statement.

We incorporate by reference into this Definitive Proxy Statement the following financial statements and other information, which contain important information about us and our business and financial results:

•	the financial statements, quarterly data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and market risk disclosures contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this Definitive Proxy Statement and before the Annual Meeting. The SEC allows us to incorporate by reference into the Proxy Statement such documents. You should consider any statement contained in this Definitive Proxy Statement (or in a document incorporated into this Definitive Proxy Statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

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Our Internet website address is http://www.ampliphibio.com. Information contained on the website does not constitute part of this Definitive Proxy Statement. We make available, through a link to the SEC’s website, electronic copies of the materials we file with the SEC (including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, the Section 16 reports filed by executive officers, directors and 10% shareholders and amendments to those reports).

Shareholders may obtain a copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 by writing to AmpliPhi at the following address: AmpliPhi Biosciences Corporation, 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060.

You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

TRANSACTION OF OTHER BUSINESS

At the date of this Definitive Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Philip J. Young

Philip J. Young
President and Chief Executive Officer

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AMPLIPHI BIOSCIENCES CORPORATION 4870 SADLER ROAD SUITE 300 GLEN ALLEN, VIRGINIA 23060

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMPLIPHI BIOSCIENCES CORPORATION

The Board of Directors unanimously recommends you vote FOR the following:
	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below:

1. Election of Directors	☐	☐	☐
Nominees:
01) Michael S. Perry, D.V.M., Ph.D.
02) Julian P. Kirk

The Board of Directors unanimously recommends you vote FOR the following proposals:
				For	Against	Abstain

2. To ratify the appointment of PBMares, LLP as our independent registered public accounting firm.				☐	☐	☐

3. To transact any other business properly brought before the Annual Meeting.				☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated. ☐
Please indicate if you plan to attend this meeting. ☐Yes ☐No
Note: Please sign exactly as your name or names appear on this Proxy. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:

Proxy Statement and Form 10-K are available at www.proxyvote.com.

AMPLIPHI BIOSCIENCES CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, JUNE 27

The stockholder(s) hereby appoint(s) Philip J. Young and Kelley A. Wendt, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock or Preferred Stock of AmpliPhi Biosciences Corporation (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Friday, June 27, 2014 at 10:00 A.M., local time, at 12531 High Bluff Drive, Suite 100, San Diego, California, and any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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